                         FIRST AMENDMENT TO LEASE AGREEMENT


       THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made this 19TH day of JANUARY, 2000, by and between THE REALITY ASSOCIATES FUND IV, L.P., a Delaware limited partnership, successor in interest to Cigna Real Estate Fund T, Limited Partnership ("Landlord") and LAKOTA TECHNOLOGIES, INC., a Colorado corporation; successor in interest to Lakota Energy, Inc. ("Tenant").

                                 W I T N E S S E T H:

       WHEREAS, Cigna Real Estate Fund T, Limited Partnership, Landlord's immediate predecessor in interest, and Lakota Energy, Inc., Tenant's immediate predecessor in interest, entered into that certain Lease dated December 17, 1996 (the "Lease"), pursuant to which Tenant leased that certain premises in Overlook I (the "Project"), 2849 Paces Ferry Road, Atlanta, Georgia 30339, said premises containing One Thousand Two Hundred Seventy Eight (1,278) rentable square feet of space (the "Premises");

       WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term and to amend certain other terms and conditions of the Lease as herein provided.

       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to the following:

       1. RECITALS. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

       2. CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

       3. LANDLORD. All references in the Lease to Cigna Real Estate Fund T as Landlord shall hereinafter to the Realty Associates Fund IV, L.P. which acquired the Project.

       4. TENANT. All references in the Lease to Lakota Energy, Inc. as Tenant shall hereinafter refer to Lakota Technologies, Inc.

       5. TERM. The Term of the Lease is hereby extended for three (3) years commencing on January 15, 2000 (the "Renewal Date") and expiring January 31, 2003 (the "Termination Date") (inclusively, the "Renewal Term") unless sooner terminated pursuant to any provision of the Lease or hereof.

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       6.    BASE RENTAL.  Notwithstanding anything to the contrary in the
Lease, during the Renewal Term, Tenant shall pay Base Rental for the entire Premises to Landlord in the manner and at the times set forth in Section 5(a) of the Lease, according to the following schedule:


                                   Annual                 Monthly
        Lease Period               Base Rental            Base Rental
        ------------               -----------            -----------
        01/15/00-01/14/01          $25,560.00             $2,130.00
        01/15/01-01/14/02          $26,326.80             $2,193.90
        01/15/02-01/31/03          $27,116.64             $2,259.72

        7. NOTICES. Paragraph 23 of the Lease is hereby deleted in its entirety and the following Paragraph 23 substituted in lieu thereof:

              "NOTICES: 23. Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Tenant or to Landlord at the address set forth below. If notice is given by personal delivery, Federal Express or other delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Tenant. Either party may by notice to the other specify a different address for notice purposes. Notwithstanding the address set forth below for Tenant, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time designate by notice to Tenant.

        To Landlord at:         The Realty Associates Fund IV, L.P.
                                c/o Trammell Crow Company
                                Five Concourse Parkway, Suite 1600
                                Atlanta, Georgia 30328

        With a Copy to:         TA Associates Realty
                                28 State Street
                                Boston, MA 02109
                                Attention: Ms. Pamela Adamian

        8. HAZARDOUS MATERIAL. Section 7 of the of the Lease is hereby modified by adding the following at the end of Section 7:

              "For purposes of this Lease, the term "Hazardous Materials" shall also mean any hazardous substance, hazardous waste, infectious waste, or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for small quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Building by Tenant, its agents or employees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including,

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without limitation, diminution in value of the Building, damages for the loss or restriction of use of rentable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of the Lease (as the same may be extended) as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material caused by Tenant, its agents or employees. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the premises or at the Building of which Tenant becomes aware, whether caused by Tenant or any other person or entity. The provisions of this Section 7 shall survive the termination of the Lease."

      9. COMPLIANCE WITH LAWS. The Lease is hereby modified by adding the following Section 38:

           "38. To the extent that the Landlord receives any notice from a governmental entity that the Building is not in compliance with the Americans with Disabilities Act ("ADA") and the Landlord is obligated pursuant to a final determination to undertake action in order to comply with ADA, then in such event Landlord agrees to undertake such remedial action at Landlord's sole cost and expense. To the extent that such notice requires action with regard solely to Tenant's particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant's sole cost and expense."

      10.  TENANT IMPROVEMENTS.

           a. Tenant hereby acknowledges that all obligations of Landlord pursuant to Exhibit C and Exhibit E to the Lease have been met.

           b. Landlord, at Landlord's sole cost and expense, shall touch-up the Premises with paint where needed provided the cost of such re-painting shall not exceed One and 00/100 Dollar per rentable spare foot of space in the Premises. Except as provided in this Paragraph 10, Landlord shall have no further obligation to make any improvements to the Premises on behalf of Tenant.

      11. BROKER. Tenant represents and warrants to Landlord that Tenant has not had any dealings or entered into any agreements with any person, entity, realtor, broker, agent or finder in connection with the negotiation of this First Amendment other than Trammell Crow Company. Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys' fees) or liability for any compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this First Amendment.

      12. REAFFIRMATION OF TERMS. Except as modified herein, all of the terms, covenants and provisions of the Lease are hereby confirmed and ratified and shall remain unchanged and in full force and effect.

      13. REPRESENTATIONS. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this First Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this First Amendment.

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

      14. COUNTERPART COPIES. This First Amendment may be executed in two or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this First Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.

                                    LANDLORD

                                    The Realty Associates Fund IV, L.P.,
                                    a Delaware limited partnership

                                    By:  Realty Associates Fund IV LLC,
                                         a Massachusetts limited liability
                                         company, general partner

                                         By:  Realty Associates Advisors LLC,
                                              a Delaware limited liability
                                              company, Manager

                                              By:  Realty Associates Advisors
                                                   Trust, a Massachusetts
                                                   business trust, sole member

                                                   By: /s/ Janene P. Behler
                                                       --------------------

                                    By:  Realty Associates Fund IV Texas
                                         Corporation, A Texas corporation,
                                         general partner

                                         By: /s/ Janene P. Behler
                                             --------------------

                                    TENANT:  JANENE P. BEHLER
                                             REGIONAL DIRECTOR

                                    Lakota Technologies, Inc., a Colorado
                                    corporation

                                    By:  /s/ [illegible]
                                         --------------------------------

                                    Its: President
                                         --------------------------------











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